                            PURCHASE AND SALE AGREEMENT
                                   BY AND BETWEEN

                                  STARBUCKS TRUST
                                     AS SELLER

                                        AND

                                 BENZ ENERGY, LTD.
                                      AS BUYER

                                        AND

                              TEXSTAR PETROLEUM, INC.

                                 TABLE OF CONTENTS

1.   SALE AND PURCHASE OF THE ASSETS1

     1.1    Acquired Assets1
     1.2    Records2

2.   PURCHASE PRICE2

     2.1    Purchase Price2
     2.2    Payment2
     2.3    Advances2
     2.4    Security for Advances3
     2.5    Resale Restrictions3
     2.6    Allocation3
     2.8    Adjustments4
     2.10   Share Pledge4

3.   EFFECTIVE TIME AND CLOSING DATE4

     3.1    Closing4
     3.2    Effective Time4
     3.3    Ownership Prior to Effective Time4
     3.4    Ownership After Effective Time5

4.   INDEMNIFICATION/ASSUMED OBLIGATIONS5

     4.1    Assumed Obligations5
     4.2    Seller's Indemnification5
     4.3    Buyer's Indemnification6
     4.4    Sole Remedy6

5.   CLOSING6

     5.1    Delivery by Sellers6
     5.2    Delivery to Buyer6
     5.3    Further Co-operation6

6.   TITLE COVENANTS6

     6.1    Covenants Relating to Title6
     6.2    Seller's Title7
     6.4    Defect Letters8
     6.5    Effect of Title Failure8
     6.6    Price Adjustments due to Title Failure9

7.   REPRESENTATIONS AND WARRANTIES OF SELLER9

     7.1    Seller's Representations and Warranties9
     7.2    Disclaimer of Representations10

8.   REPRESENTATIONS AND WARRANTIES OF BUYER10

     8.1    Buyer's Representations and Warranties10

9.   CERTAIN AGREEMENTS OF SELLER11

     9.1    Maintenance of Assets11
     9.2    Consents12
     9.3    Co-operation12

10.  CERTAIN AGREEMENTS OF BUYER12

     10.1   Co-operation12
     10.2   Disclosure12

11.  SURVIVAL12

12.  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER12

     12.1   No Litigation13
     12.2   Representations, Warranties and Covenants13
     12.3   Consents13

13.  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER13

     13.1   No Litigation13
     13.2   Representations and Warranties13

14.  TERMINATION13

     14.1   Causes of Termination13
     14.2   Effect of Termination13

15.  MISCELLANEOUS14

     15.1   Notice14
     15.2   Fees, Expenses and Taxes14
     15.3   Assignment14
     15.4   Entire Agreement15
     15.5   Severability15
     15.6   Choice of Law15
     15.7   Texas Deceptive Trade Practices Act Waiver15
     15.8   Exhibits15
     15.9   Captions15

EXHIBITS

EXHIBIT A -- Leases
EXHIBIT B -- Properties
EXHIBIT C -- Allocated Values
EXHIBIT D -- Conveyance
EXHIBIT E -- Promissory Notes

EXHIBIT F -- Guarantee Agreement

                            PURCHASE AND SALE AGREEMENT

     This Purchase and Sale Agreement (this "Agreement") is entered into this 30th of June, 1998 by and between STARBUCKS TRUST, a Texas trust ("Seller") and BENZ ENERGY, LTD., a Yukon corporation, ("Buyer") and Texstar Petroleum, Inc. ("Texstar"). Buyer and Seller are collectively referred to herein as the "Parties" and sometimes individually referred to as a "Party."

                                    WITNESSETH:

In consideration of the mutual agreements contained in this Agreement, Buyer, Seller and Texstar agree as follows.

     1.     SALE AND PURCHASE OF THE ASSETS.

     1.1 ACQUIRED ASSETS. Subject to the terms and conditions of this Agreement, Seller agrees to sell, convey and deliver to Buyer or Texstar, as its designee, and Buyer agrees to purchase and acquire from Seller all of Seller's right, title and interest in and to the following (collectively, the "Assets"):

            (A) All of Seller's oil and gas and associated hydrocarbons ("Oil and Gas") and related rights, titles and interests, including, but not limited to, leasehold interests, royalty interests, overriding royalty interests, payments out of production, reversionary rights, and contractual rights to production, including without limitation, (i) those interests described in the leases, subleases, assignments and other instruments described in Exhibit A (collectively "Leases"); (ii) those properties described in Exhibit B (the "Properties") (iii) all easements, rights of way, platform leases, and other rights, privileges, benefits and powers with respect to the use and occupation of the surface of, and the subsurface depths under, the land covered by the Leases and (iv) all rights in respect of any pooled or unitized acreage located in whole or in part within each Lease including all production associated with such Lease, regardless of whether such unit or pool production comes from wells located within or outside the Leases;

            (B) All licenses, servitudes, farmin agreements, farmout agreements, bottom hole agreements, acreage contribution agreements, operating agreements, unit agreements, processing agreements, marketing and product sales agreements, options, leases of equipment or facilities, joint venture agreements, pooling agreements, transportation agreements, and other contracts, agreements and rights, which are owned by Seller, in whole or in part, and are
(i) appurtenant to the Leases, or (ii) used or held for use in connection with the ownership or operation of the Leases, or the sale, distribution or disposal of oil and gas or water, (collectively, the "Contracts");

            (C) All of the real, personal and mixed property and facilities located in, on or adjacent to the Leases or used in the operation thereof (whether located on or off such Leases), which is owned by Seller, in whole or in part, including, without limitation, well equipment;

casing; tanks; crude oil, natural gas, condensate or products in storage severed after the Effective Time; tubing; compressors; pumps; motors; fixtures; machinery and other equipment; pipelines; field processing equipment; inventory and all other improvements used or useful in the operation thereof (the "Related Assets");

            (D) All governmental permits, licenses and authorizations including environmental permits, licenses and authorizations, as well as any applications for the same, related to the Leases or the use thereof;

            (E) To the extent specifically attributable or allocable to the Leases and only to the extent that the same are assignable or transferable by Seller, all of the files, records and data relating to the items described in subsections (A), (B), (C), and (D) above, including, without limitation, title records (title curative documents); surveys, maps and drawings; contracts; correspondence; Federal Energy Regulation Commission files; geological, geophysical and seismic records, data and information; production records, electric logs, core data, pressure data, decline curves, graphical production curves and all related matters and construction documents (except to the extent the delivery or copying of such records may be restricted by contract with a third party, in which event Seller shall co-operate with Buyer in efforts to provide on site access to such records until a release from such restriction may be obtained) (the "Records"), provided that Seller will not be obligated to pay any costs or fees to provide such access or release; and

            (F) Any and all other assets of Seller appurtenant or related to or used in connection with the Leases.

     1.2 RECORDS. Seller shall have the right to make and retain copies of the Records as Seller may desire prior to the delivery of the Records to Buyer. Buyer, for a period of three years after the Closing, defined below, shall make available to Seller access to such copies of the Records as Buyer may have in its possession (or to which it may have access) upon written request of Seller, during normal business hours; provided, however, that Buyer shall not be liable to Seller for the loss of any Records by reason of clerical error or inadvertent loss or destruction of Records.

     2.     PURCHASE PRICE.

     2.1 PURCHASE PRICE. The purchase price for the Assets is Two Million Eight Hundred Eighty-Two Thousand Five Hundred Forty-Seven Dollars ($2,882,547) in United States currency, subject to adjustment, which shall be comprised of US$2,332,537 in readily available funds and 600,000 common shares in the capital stock of Buyer (the "Shares") at a price of CDN$1.35 per share (the "Purchase Price").

     2.2 PAYMENT. The Purchase Price, shall be paid by Buyer to the Seller on the Closing Date:

     2.3 ADVANCES. Notwithstanding section 2.2 hereof, in the event that the Closing Date:

            (A) has not occurred by July 25, 1998, Texstar shall advance to Seller by way of loan US$570,000 (the "First Advance") on July 26, 1998; and

            (B) has not occurred before August 25, 1998, Texstar shall advance to Seller by way of loan an additional US$1,000,000 (the "Second Advance") on August 26, 1998.

            (the First Advance and Second Advance are hereinafter referred to as "Advances")

     2.4 SECURITY FOR ADVANCES. Notwithstanding any other provision of this Agreement, any Advance made by Texstar to Seller shall be evidenced by a promissory note (a "Promissory Note") of Seller in favour of Texstar in the amount of the Advance which shall be in the form attached as Exhibit E, and the Promissory Note(s) and all amounts owing thereunder shall be secured by a pledge of 1,500,000 common shares of Buyer owned by Seller in favour of Texstar on terms satisfactory to Texstar (the "Share Pledge"). The Promissory Notes and Share Pledge shall be executed and delivered by Seller to Texstar on the date of each Advance, as applicable, and all amounts owing under the Promissory Note(s) shall be repaid to Texstar by Seller on or before the earlier of the Closing Date and December 31, 1998.

     2.5 RESALE RESTRICTIONS. Seller hereby acknowledges and accepts that the Shares to be issued hereunder may be subject to resale restrictions imposed under applicable securities laws and rules of regulatory bodies having jurisdiction and Seller agrees to comply with such requirements and resale restrictions.

     2.6 ALLOCATION. The Purchase Price shall be allocated to the Assets in accordance with the values set forth in Exhibit C. Each of Buyer and Seller covenant and agree that the values allocated to various portions of the Assets which are set forth in Exhibit C, shall be binding on the parties.

     2.7 GUARANTEE OF VALUE OF ASSETS. Seller hereby guarantees that the Assets on January 1, 2000 or such earlier date as the Seller may request (the "Valuation Date"), will have a value of not less than US$3,032,537 (cumulative) (the "Guaranteed Amount") based on a valuation report ("Valuation") prepared by an nationally recognized independent qualified engineer mutually agreed upon by the Seller and Buyer using a discount rate of 10%, such Valuation shall be calculated based on the following:

     (A) cash proceeds received by the Buyer from the sale of any portion of the Assets following Closing plus interest thereon calculated at an interest rate of 10% per annum; plus

     (B) the net present value (using a discount rate of 10%) attributable to the proven developed producing reserves using oil and gas prices described in the Wall Street Journal futures strip dated July 6, 1998 relating to that portion of the Assets which have not been sold by Buyer following Closing; plus

     (C) 70% of the proven non-producing reserves using oil and gas prices described in the Wall Street Journal futures strip dated July 6, 1998 relating to that portion of the Assets which have not been sold by Buyer following Closing; plus

     (D) oil and gas revenues generated from the Assets after the Effective Date; less

     (E) actual expenses associated with exploring, developing and production from the Assets.

The applicable Valuation may be delivered to the Buyer at any time prior to the Valuation Date but shall be delivered no later than 90 days following the Valuation Date.

     2.8 ADJUSTMENTS. In the event that the value of the Assets (cumulative) specified in the Valuation and calculated in accordance with section 2.7 hereof is less than the Guaranteed Amount, Seller shall be obligated to pay to Buyer within 5 days following the date that the Valuation is required to be delivered, an amount equal to the difference between the value specified in such Valuation and the Guaranteed Amount, and any payments under this section shall be an considered as an adjustment to the Purchase Price under section 2.1 above. For the purposes of calculating any other adjustments to the Purchase Price, the Seller shall be credited with proceeds of production from the Assets prior to the Effective Time and debited with costs, taxes and expenses of ownership attributable to the Assets prior to the Effective Time and Buyer shall be credited with proceeds of production from the Assets after the Effective Time and debited with costs, taxes and expenses of ownership attributable to the Assets after the Effective Time. In addition, appropriate reductions to the Purchase Price will be made due to Title Failures as provided in section 6.6.

     2.9 GUARANTEE. Pursuant to section 2.7 hereof, Seller shall execute and deliver to Buyer, a guarantee of Seller in the form attached as Exhibit "F" (the "Guarantee") on or prior to the Closing Date and any other documentation required to be executed and delivered under the terms and conditions of the Guarantee.

     2.10 SHARE PLEDGE. On the earlier of the date of the First Advance, (if applicable) and the Closing Date, Seller shall execute and deliver to Texstar, the Share Pledge and any other documentation required to be executed and delivered under the terms and conditions of the Share Pledge, as security for the payment of any principal and interest owing to Texstar under the Promissory Notes (if applicable).

     3.     EFFECTIVE TIME AND CLOSING DATE.

     3.1 Closing. Subject to Conditions Precedent set forth at Articles 13 and 14 and "any termination pursuant to Article 15, the sale and purchase of the Assets ("Closing") shall be held on or before July 25, 1998 ("Closing Date") or such other date as Buyer and Seller may agree. The Closing will take place at the offices of Seller at 1000 Louisiana, Suite 1500, Houston, Texas, 77002, or at such other place as mutually agreed upon by Seller and Buyer.

     3.2 EFFECTIVE TIME. The sale shall be effective as of 7:00 A.M., local time of the location of the Assets on June 30, 1998 ("Effective Time").

     3.3    OWNERSHIP PRIOR TO EFFECTIVE TIME. If the Closing occurs,
Seller shall be entitled to all of the rights and incidents of ownership generated from or attributable to the Assets prior to the Effective Time. Seller shall bear and be responsible for the duties, liabilities, costs, expenses and obligations of ownership attributable to the Assets prior to the Effective Time, except as may be otherwise provided herein.

     3.4 OWNERSHIP AFTER EFFECTIVE TIME. If the Closing occurs, Buyer shall be entitled to all of the rights and incidents of ownership generated from or attributable to the Assets after the Effective Time. Buyer shall assume, bear and be responsible for the duties, liabilities, costs, expenses and obligations of ownership attributable to the Assets from and after the Effective Time, including but not limited to compliance with Environmental Laws.

     4.     INDEMNIFICATION/ASSUMED OBLIGATIONS.

     4.1 ASSUMED OBLIGATIONS. Subject to Buyer being satisfied with an environmental assessment, at Closing, Buyer shall assume (a) the obligation to
(i) plug and abandon or remove and dispose of all wells, structures, flow lines, pipelines and other equipment now or hereafter located on the Assets; (ii) when required by law or contract, cap and bury all flow lines and other pipelines now or hereafter located on the Assets, and (iii) dispose of natural occurring radioactive material and all other pollutants, wastes, containments, hazardous or toxic materials or wastes caused by Buyer's actions now or hereafter located on the Assets; (b) all other costs, obligations and liabilities that arise under the Assets and, in each case, arises from or relates to events occurring or conditions existing from events occurring on or after the Effective Time or accrue after the Effective time. All such plugging, replugging, abandonment, removal, disposal and restructure operations shall be in compliance with applicable laws and regulations and shall be conducted in a good and workmanlike manner.

     "Environmental Laws" means all applicable local, state, and federal laws, rules, regulations, and orders regulating or otherwise pertaining to (a) the use, generation, migration, storage, removal, treatment, remedy, discharge, release, transportation, disposal, or cleanup of pollutants, contamination, hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants, (b) surface waters, ground waters, ambient air and any other environmental medium on any Lease or (c) the environment or health and safety-related matters; including the following as from time to time amended and all others whether similar or dissimilar: the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984, the Hazardous Materials Transportation Act, as amended, the Toxic Substance Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, and all regulations promulgated pursuant thereto.

     4.2 SELLER'S INDEMNIFICATION. Seller agrees to defend, indemnify and hold Buyer, its affiliates, directors, officers, employees, agents and the respective representatives of each of them harmless from and against any and all claims, demands, losses, damages, liabilities, judgments, causes of action, reasonable costs or expenses (including, without limitation, any and all reasonable costs, expenses, attorneys' fees, consequential damages and other costs incurred in defense of any claim or lawsuit arising therefrom), of whatsoever nature arising out of or relating to Seller's ownership, operation or administration of the Assets accruing on or prior to the Effective Time or with respect to or relating to a material breach of any representation, warranty or covenant of the Seller contained in this Agreement.

     4.3 BUYER'S INDEMNIFICATION. Buyer agrees to defend, indemnify and hold Seller, its affiliates, directors, officers, employees, agents and the respective representatives of each of them harmless from and against any and all claims, demands, losses, damages, liabilities, judgments, causes of action, reasonable costs or expenses (including, without limitation, any and all reasonable costs, expenses, attorneys' fees, consequential damages and other costs incurred in defense of any claim or lawsuit arising therefrom), of whatsoever nature arising out of or relating to Buyer's ownership, operation or administration of the Assets accruing after the Effective Time or with respect to or relating to a material breach of any representation, warranty or covenant of, the Buyer contained in this Agreement.

     4.4 SOLE REMEDY. If the Closing occurs, the sole and exclusive remedy of Buyer and Seller with respect to the purchase and sale of the Assets shall be pursuant to the express provisions of this Agreement. Any and all (a) claims relating to the representations, warranties, covenants and agreement contained in this Agreement, (b) other claims pursuant to or in connection with this Agreement or (c) other claims relating to the Assets and the purchase and sale thereof shall be subject to the provision in this Article 4.

     5.     CLOSING.

     5.1 DELIVERY BY SELLER. At or prior to Closing, Seller shall deliver to Buyer, in form satisfactory to Seller and Buyer and the appropriate government agencies, a conveyance effecting the sale, transfer, conveyance and assignment of the Assets in the form set forth as Exhibit D, the Guarantee and Share Pledge in the forms set forth as Exhibit E and F attached hereto.

     5.2 DELIVERY TO BUYER. At Closing, Buyer shall deliver to Seller, the Purchase Price referred to in section 2. 1.

     5.3 FURTHER CO-OPERATION. At the Closing and thereafter as may be necessary, Seller and Buyer shall execute and deliver such other instruments and documents and take such other actions as may be reasonably necessary to evidence and effectuate the transactions contemplated by this Agreement including all post-Closing adjustments.

     6.     TITLE COVENANTS.

     6.1 CONVENANTS RELATING TO TITLE. From and after the Effective Time and prior to Closing, Seller covenants and agrees to:

            (A) Obtain all consents, approvals, waivers (including preferential rights) and agreements of all other parties and governmental authorities (other than approvals of the assignment of the Leases which must be obtained after the Closing) which are necessary to effect the transactions provided for herein, including the assignment and transfer to Buyer of the ownership of the Assets; and

            (B) Make all filings which must be made and record all instruments that may be recorded to accurately reflect Seller's current interests in the Assets.

     6.2    SELLER'S TITLE

            (A) For the purpose of computing adjustments to the Purchase Price for Title Failures under section 6.6, Seller covenants to Buyer that Seller's title to the Assets as of the Effective Time is (and as of the Closing Date will be) good and marketable title as defined in section 6.3; and

            (B) In the documents to be executed and delivered by Seller to Buyer transferring title to the Assets, Seller shall warrant and defend the Assets unto Buyer or its designee against every person lawfully claiming the Assets or any part thereof by, through or under Seller, but not otherwise. However, all of Seller's interest in equipment and personal property are to be sold AS IS AND WHERE IS AND WITHOUT WARRANTY OF MERCHANTABILITY, CONDITION OR FITNESS FOR A PARTICULAR PURPOSE, EITHER EXPRESS OR IMPLIED as more specifically set forth in Section 7.2.

     6.3 GOOD AND MARKETABLE TITLE. As used herein the term "good and marketable title" shall mean:

            (A)     As to each of the Leases, that record title of Seller which:

                    (i) entitles Seller to receive from a Lease not less than
            the interests shown in Exhibit B as the "Net Revenue Interest" of all Oil and Gas produced, saved and marketed from the Leases and of all Oil and Gas produced, saved and marketed from any unit of which the Lease is a part and allocated to such Lease, all without reduction, suspension or termination of the interests in the Lease throughout the duration of such Lease, except as stated in such Exhibit; and

                    (ii) obligates Seller to bear a percentage of the costs and expenses relating to the maintenance and development of, and operations relating to, the Leases not greater than the "Working Interest" shown in Exhibit B all without increase of the interests in the Leases throughout the duration of such Lease, except as stated in such Exhibit.

            (B)     That title of Seller to the Assets which:

                    (i) at or prior to Closing, is free and clear (except for
            Permitted Encumbrances as defined in subsection (ii) below) of liens and encumbrances and (a) with respect to real property interests to be transferred to Seller, real property interests are of record in the relevant counties, parishes, and environmental offices; and (b) with respect to any Asset subject to preferential rights, such rights have been waived and consents obtained from all third parties, and

                    (ii) as used herein the term "Permitted Encumbrances" means those encumbrances and obligations which Buyer finds would be acceptable to a reasonable, prudent owner and operator of the Assets and shall not include material defects that interfere with or significantly restrict Buyer's right to use, operate, own or benefit from the Assets as owner, holder, lessee, licensee or permittee, including without limitation (a) Lessors' royalties, overriding royalties, production payments and reversionary interests if the net cumulative effect of such burdens does not operate to cause the Net Revenue Interest of any Asset to be less than the Net Interest set forth in Exhibit A; (b) preferential rights to purchase and required third party consents to assignments and similar agreements with respect to which, prior to Closing, (i) waivers or consents are obtained from the appropriate parties, or (ii) required notices have been given to the holders of such rights and the appropriate time period for asserting such rights has expired without any exercise of such rights; (c) liens for taxes or assessments not due or not delinquent on the Closing Date; (d) all rights to consent by, required notices to, filings with, or other actions by governmental agencies in connection with the sale or conveyance of oil and gas leases or interests therein or sale of production therefrom if the same are customarily obtained subsequent to such sale or conveyance; and (e) easements, rights-of-way, servitudes, permits, surface leases, and other rights in respect of surface operations in favour of a third party on or over any of the Subject Interests which do not operate to interfere with current or proposed operations on the Assets; PROVIDED, HOWEVER, any encumbrance listed in this definition shall not be a Permitted Encumbrance if it (i) operates to (x) reduce the Net Revenue Interest, or (y) increase the Working Interest of Seller in the Assets, except where there is a corresponding proportional increase in the Net Revenue Interest; (ii) causes Seller to be in material breach of any representation or warranty contained in this Agreement or the Assignment; (iii) relates to an agreement, document, or instrument which provides for terms, conditions, exceptions, reservations, limitations, or other matters contained in such agreement, document or instrument which are not customary to currently accepted oil and gas industry standards which materially and adversely restricts or limits Buyer's ability to produce oil and/or gas from the Assets.

     6.4    DEFECT LETTERS

            (A) Buyer may from time to time, but no later than three (3) business days prior to Closing notify Seller in writing (a "Notice") of any liens, charges, contracts, agreements, obligations, encumbrances, defects and irregularities of title which would cause title to all or part of the Assets not to be good and marketable as defined in section 6.3 hereof, or which would cause a breach of a representation or warranty of Seller ("Title Defect").

            (B) A Title Defect as set forth in a Notice shall be a "Title Failure", unless waived by Buyer. Any Title Defect waived by Buyer under this section shall become a Permitted Encumbrance as defined in section 6.3(B)(ii).

     6.5 EFFECT OF TITLE FAILURE. Any Title Failure not set forth in a Notice prior to Closing shall be deemed to be waived by Buyer.

     6.6 PRICE ADJUSTMENTS DUE TO TITLE FAILURE. The amount of any downward adjustments due to Title Failure shall be determined as follows:

            (A) The reduction of the Purchase Price shall be equal to the Allocated Value reflected in Exhibit "C"; and

            (B) As to reductions in Purchase Price caused by Seller delivering less interest than the total net revenue interest reflected in Exhibit "B" for any Asset, provided that the ratio of net revenue interest to working interest has not changed, the adjusted Purchase Price for the affected Asset shall be determined by multiplying the Allocated Value times a fraction which has the actual delivered net revenue interest as its numerator and the net revenue interest for the affected Asset reflected in Exhibit "B" as its denominator.

     7.     REPRESENTATIONS AND WARRANTIES OF SELLER.

     7.1 SELLER'S REPRESENTATIONS AND WARRANTIES. Seller represents and warrants that as of the date hereof, and as of the Closing:

            (A) Seller is a trust formed under the laws of the State of Texas, validly existing and in good standing under the laws of the State listed on the first page of this Agreement and is duly qualified to do business in the states where the Assets are located;

            (B) Seller owns the Assets and has the requisite power and authority to enter of into this Agreement, to carry out the transactions contemplated hereby, to transfer the Assets in the manner contemplated by this Agreement, and to undertake all of the obligations of Seller set forth in this Agreement;

            (C) This Agreement and any documents or instruments delivered by Seller at the Closing shall constitute legal, valid and binding obligations of Seller, enforceable in accordance with their terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and

(ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance in certain instances);

            (D) To the best of Seller's knowledge, after due inquiry, Seller is in material compliance with all permits, licenses, contracts and agreements relating to the Assets. Seller is in material compliance with all laws, rules, regulations and orders of federal, state or local entities which have jurisdiction over Seller or the Assets to be sold hereunder, including but not limited to all environmental regulations and laws, except for noncompliance with such laws, rules and regulations which, individually or in the aggregate, do not and will not affect materially and adversely any portion of any of the Assets;


            (E) To the best of Seller's knowledge, there is no suit, action, claim, investigation or inquiry pending or threatened arising out of or with respect to the ownership, operation or environmental condition of the Assets;

            (F) To the best of Seller's knowledge, at Closing there are no liens, mortgages or encumbrances which would materially impair the value of the Assets or materially interfere with the operation of the Assets; and

            (G)     Seller has good and marketable title to the Leases.

     7.2 DISCLAIMER OF REPRESENTATIONS. THE EXPRESS REPRESENTATIONS OF SELLER CONTAINED IN THIS AGREEMENT ARE EXCLUSIVE AND ARE IN LIEU OF, AND SELLER EXPRESSLY DISCLAIMS AND NEGATES AND BUYER HEREBY WAIVES, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE, WITH RESPECT TO THE QUALITY, QUANTITY OR VOLUME OF THE RESERVES, IF ANY, OF OIL, GAS OR OTHER HYDROCARBONS AND ASSOCIATED PRODUCTS IN OR UNDER THE ASSETS, THE ENVIRONMENTAL CONDITION, BOTH SURFACE AND SUBSURFACE, OR OTHER CONDITIONS OF THE ASSETS, OR THE OWNERSHIP OR OPERATION OF THE ASSETS OR ANY PART THEREOF OR FOR CLAIMS BY BUYER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN OR UNKNOWN. EXCEPT AS OTHERWISE PROVIDED HEREIN, BUYER AGREES THAT SELLER IS CONVEYING THE SUBJECT INTERESTS WITHOUT REPRESENTATION OR WARRANTY AND SELLER DOES NOT MAKE OR PROVIDE, AND BUYER HEREBY WAIVES, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE AND SPECIFICALLY IN THE CASE OF THE PERSONAL PROPERTY WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, RELATING TO THE QUALITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, CONFORMITY TO SAMPLES, OR CONDITIONS OF ANY OF THE ASSETS. SELLER DISCLAIMS AND NEGATES, AND BUYER HEREBY WAIVES ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, BY STATUTE OR OTHERWISE OR FOR CLAIMS BY BUYER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN OR UNKNOWN. THE ITEMS OF PERSONAL PROPERTY, EQUIPMENT, IMPROVEMENTS, FIXTURES AND APPURTENANCES CONVEYED AS PART OF THE ASSETS ARE SOLD, AND BUYER ACCEPTS SUCH ITEMS AS IS, WITH

ALL FAULTS. THERE ARE NO WARRANTIES THAT EXTEND BEYOND THE FACE OF THIS AGREEMENT. BUYER ACKNOWLEDGES THAT THIS WAIVER IS CONSPICUOUS.

     8.     REPRESENTATIONS AND WARRANTIES OF BUYER.

     8.1 BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer represents and warrants (which representations and warranties shall survive the Closing) that at the date hereof and at Closing:

            (A) Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation;

            (B) Buyer has the corporate power and authority to enter into this Agreement, to carry out the transactions contemplated hereby and to undertake all of the obligations of Buyer set out in this Agreement;

            (C) The consummation of the transactions contemplated by this Agreement, will not in any material respect violate, nor be in conflict with, any provision of Buyer's charter, by-laws or other governing documents, or any material agreement or instrument to which Buyer is a party or is bound, or any judgment, decree, order, statute, rule or regulation applicable to Buyer (subject to governmental consents and approvals customarily obtained after the Closing);

            (D) This Agreement constitutes legal, valid and binding obligations of Buyer, enforceable in accordance with its terms;

            (E) Buyer has incurred no obligation or liability, contingent or otherwise, for brokers' or finders' fees in respect of the matters provided for in this Agreement, and, if any such obligation or liability exists, it shall remain an obligation of Buyer, and Seller shall have no responsibility therefor; and

            (F) There is no suit, action, claim, investigation, administrative proceeding or inquiry by any person, entity, administrative agency or governmental body pending or, to Buyer's best knowledge, threatened against Buyer or any affiliate of Buyer which has or will materially affect Buyer's ability to consummate the transactions contemplated herein.

     9. CERTAIN AGREEMENTS OF SELLER. Seller agrees and covenants that, unless Buyer shall have otherwise agreed in writing, the following provisions shall apply:

     9.1 MAINTENANCE OF ASSETS. From the Effective Time until Closing, Seller agrees that it will:

            (A) Administer and operate the Assets in good and workmanlike manner and, conduct its business and operations in a prudent manner, and in substantially the same manner as prior to the date of this Agreement;

            (B) Not introduce any new methods of management, operation or accounting with respect to any or all of the Assets;

            (C) Maintain and keep the Assets in good condition and working order; preserve the Assets in full force and effect; and fulfill all contractual or other covenants, obligations and conditions imposed upon Seller with respect to the Assets, including, but not limited, to payment of royalties, delay rentals, shut-in gas royalties and any and all other required payments;

            (D) Not enter into agreements to drill new wells or to rework, plug back, deepen, plug or abandon any existing well or wells on the Leases, nor commence any drilling, reworking or completing or other operations or make or authorize any expenditures (except for emergency operations and operations required under presently existing contractual obligations) without obtaining the prior written consent of Buyer; provided that such prior written consent of Buyer shall not be required with respect to any single expenditure that does not exceed Twenty-five Thousand Dollars ($25,000.00) or aggregate expenditures that do not exceed Fifty Thousand Dollars ($50,000.00) (in either case, net to Seller's working interest), and provided further that the terms of this paragraph shall not apply to any expenditures of Seller which will not be charged to Buyer;

            (E) Not voluntarily relinquish its position as operator to anyone other than Buyer with respect to any of the Assets or abandon any of the Assets;

            (F) Not, without the prior written consent of Buyer, (i) enter into any agreement or arrangement transferring, selling or encumbering any of the Assets; (ii) grant any preferential or other right to purchase or agree to require the consent of any party to the transfer and assignment of the Assets to Buyer; (iii) enter into any new sales contracts or supply contracts; or (iv) incur or agree to incur any material contractual obligation or liability (absolute or contingent) with respect to the Assets except as otherwise provided herein; and

            (G) Promptly provide Buyer with written notice of (i) any claims, demands, suits or actions made against Seller which materially affect the Assets; or (ii) any proposal from a third party to engage in any material transaction (E.G., a farmout) with respect to the Assets.

     9.2 CONSENTS. Except for those consents which are typically obtained after Closing, on or before the Closing, Seller will obtain all such permissions, approvals and consents by governmental authorities and others which are obtainable by Closing and are required to vest good and marketable title to the Assets in Buyer, or as may be otherwise reasonably requested by Buyer. Seller will execute all necessary or appropriate transfer orders (or letters in lieu thereof) designating Buyer as the appropriate party for payment effective as of the Closing.

     9.3 CO-OPERATION. Seller will co-operate with Buyer to assist Buyer in carrying out the agreements of Buyer.

     10. CERTAIN AGREEMENTS OF BUYER. Buyer agrees and covenants that unless Seller shall have consented otherwise in writing, the following provisions shall apply:

     10.1 CO-OPERATION. Buyer will co-operate with Seller to assist Seller in carrying out the agreements of Seller.

     10.2 DISCLOSURE. Until the Closing Date and to the extent not already public, Buyer shall exercise all due diligence in safeguarding and maintaining secure and confidential all engineering, geological and geophysical data, reports and maps, and other data relating to the Assets disclosed to or in the possession of Buyer.

     11. SURVIVAL. The liability of Seller under its representations, warranties, covenants, indemnities and agreements made in this Agreement shall survive Closing for a period of two years following Closing. Notwithstanding any other provision of this Agreement, no party shall make any claims for the breach of any representation or warranty or covenant, if such party had knowledge prior to Closing of such breach and failed to notify the party making such representation or warranty of such breach prior to Closing.

     12. CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER. All obligations, of Buyer under this Agreement are, at its election, subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

     12.1 NO LITIGATION. At the Closing, no suit, action or other proceeding shall be pending nor shall there be a substantial threat of such proceeding before any court or governmental agency which attempts to prevent the occurrence of the transactions contemplated by this Agreement.

     12.2 REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties of Seller contained in this Agreement shall be true as of the Closing as if such representations and warranties were made as of the date of Closing in all material respects, and Seller shall have performed and satisfied all covenants and fulfilled all conditions required by this Agreement to be performed and satisfied by Seller at or prior to the Closing in all material respects.

     12.3 CONSENTS. All necessary and material permissions, approvals and consents of federal authorities required pursuant to Section 9.2 hereof which are obtainable by the Closing shall be in full force and effect and all necessary approvals or consents of the shareholders of Buyer, if required, and other securities regulatory authorities shall have been obtained, including approval of the Vancouver Stock Exchange.

     13. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER. All obligations of Seller under this Agreement are, at Seller's election, subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

     13.1 NO LITIGATION. At the Closing no suit, action or other proceeding shall be pending nor shall there be a substantial threat of such proceeding before any court or governmental agency which attempts to prevent the occurrence of the transactions contemplated by this Agreement.

     13.2 REPRESENTATIONS AND WARRANTIES. All representations and warranties of Buyer contained in this Agreement shall be true as of the Closing, as if such representations and warranties were made as of the date of Closing and Buyer shall have performed and satisfied all covenants and fulfilled all conditions required by this Agreement to be performed and satisfied by Buyer at or prior to the Closing in all material respects.

     14.  TERMINATION.

     14.1 CAUSES OF TERMINATION. This Agreement and the transactions contemplated herein shall be completely terminated:

            (A)     At any time by mutual consent of the Parties;

            (B) By Buyer at its election if, on the Closing Date, any of the conditions set forth in Article 13 hereof shall not have been satisfied or waived; and

            (C) By Seller at its election if, on the Closing Date, any of the conditions set forth in Article 14 hereof shall not have been satisfied or waived.

     14.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to the provisions of this Article 14 or elsewhere in this Agreement, this Agreement shall become void and have no further force and effect and neither Party shall have any further right, duty or liability to the other hereunder. Upon termination as provided in this section, each Party agrees, upon request, to use its best efforts to return to the other or destroy, all materials, documents and copies thereof provided, obtained or discovered in the course of any due diligence investigations.

     15.    MISCELLANEOUS.

     15.1 NOTICE. Any notice, request, demand, or consent required or permitted to be given hereunder shall be in writing and delivered in person or by certified letter, with return receipt requested, by telecopy or pre-paid telegram addressed to the party for whom intended at the following addresses:

                 Seller:           STARBUCKS TRUST
                                   1000 Louisiana, Suite 1500
                                   Houston, Texas 77002
                                   Attn: Heather Tomlinson and Todd Grabois
                                   Tel: (713) 739-0351
                                   Fax: (713) 739-8402

            Buyer and Texstar:     BENZ ENERGY, LTD.
                                   1000 Louisiana, Suite 1500
                                   Houston, Texas 77002
                                   Attn: Bob Herlin
                                   Tel: (713) 739-0351
                                   Fax: (713) 739-8402

or at such other address as any of the above shall specify by like notice to the other.

     15.2   FEES, EXPENSES AND TAXES.

            (A) Each Party shall be solely responsible for all expenses incurred by it in connection with this transaction (including, but not limited to fees and expenses of its counsel, its brokers and accountants) and shall not be entitled to any reimbursements therefor from the other Party, except as otherwise provided in this Agreement.

            (B) Buyer shall pay any filing or recording fees required in connection with the transactions contemplated by this Agreement.

            (C) Sales, ad valorem taxes and use tax, if any, due in connection with the transactions represented by this Agreement shall be paid by the Buyer and any other transfer tax due in connection with the transactions represented by this Agreement shall be paid by the Party upon which such tax is imposed by law. Buyer shall prepare the sales tax returns, if any, and Seller will assist Buyer in the filing of same.

     15.3 ASSIGNMENT. This Agreement is binding on the Parties hereto and their respective successors and assigns.

     15.4 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement reached by the Parties with respect to the subject matter hereof, superseding all prior negotiations, discussions, agreements and understandings, whether oral or written, relating to such subject matter.

     15.5 SEVERABILITY. In the event that any one or more covenants, clauses or provisions of this Agreement shall be held invalid or illegal, such invalidity or unenforceability shall not affect any other provisions of this Agreement.

     15.6 CHOICE OF LAW. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Texas without giving effect to principles of conflict of law.

     15.7 TEXAS DECEPTIVE TRADE PRACTICES ACT WAIVER. BUYER AND SELLER CERTIFY THAT THEY ARE NOT "CONSUMERS" WITHIN THE MEANING OF THE TEXAS DECEPTIVE TRADE PRACTICE-CONSUMER PROTECTION ACT, SUBCHAPTER E OF CHAPTER 17, SECTIONS 17.41 ET SEQ., OF VERNON'S TEXAS CODE ANNOTATED,

BUSINESS AND COMMERCE CODE, AS AMENDED (THE "DTPA"). THE PARTIES COVENANT, FOR THEMSELVES AND FOR AND IN BEHALF OF ANY SUCCESSORS OR ASSIGNS, THAT IF THE DTPA IS APPLICABLE, (a) THE PARTIES ARE "BUSINESS CONSUMERS" THEREUNDER; (b) EACH PARTY HEREBY EXPRESSLY WAIVES AND RELEASES ALL OF ITS RIGHTS AND REMEDIES THEREUNDER (OTHER THAN SECTION 17.555, WHICH IS NOT WAIVED) AS APPLICABLE TO THE OTHER PARTY AND ITS SUCCESSORS AND (c) EACH PARTY SHALL INDEMNIFY, DEFEND AND HOLD THE OTHER HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS OR CAUSES OF ACTION OF OR BY THAT PARTY OR ANY SUCCESSOR OR ANY OF ITS AFFILIATES BASED IN WHOLE OR IN PART OF THE DTPA, ARISING OUT OF OR IN CONNECTION WITH THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT. FURTHERMORE, BUYER AND SELLER EXPRESSLY AGREE THAT THIS WAIVER SHALL SURVIVE THE CLOSING, NOTWITHSTANDING ANY PROVISIONS CONTAINED HEREIN TO THE CONTRARY.

     15.8 EXHIBITS. Exhibits "A," "B," "C," "D," "E" and "F" attached hereto and made a part hereof.

     15.9 CAPTIONS. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

     15.10 COUNTERPARTS. This Purchase and Sale Agreement may be separately executed in any number of counterparts, all of which when so executed shall be deemed to constitute one and the same agreement.

     Executed as of the day and year first above written.

                              SELLER:

                                        STARBUCKS TRUST


                                             By:
                                           Name:
                                          Title:

                              BUYER:

                                        BENZ ENERGY, LTD.


                                             By:
                                           Name:
                                          Title:

                              TEXSTAR:

                                        TEXSTAR PETROLEUM, INC.



                                             By:
                                           Name:
                                          Title: